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                                                                    EXHIBIT 23.5

                                   [FORM OF]

                        CONSENT OF INDEPENDENT AUDITORS

                                     (ART)

            , 1996

Letter No. UO-

The Board of Directors and Stockholders
PT Rajasa Hazanah Perkasa
Wishta Pejaten
JI. Pejaten Earat No. 6
Jakarta
Indonesia

Dear Sirs,

    We refer to the registration statement on Form S-1 of International Wireless Communications Holdings, Inc. dated February 12, 1997, relating to the registration of Common Stock to be issued by International Wireless Communications, Inc.

    We hereby consent to the inclusion of our report and the references to our name in such registration statement on Form S-1.

                                          Very truly yours,

                                          PRASETIO, UTOMO & CO.

                                          (ART)

                                          Dr. M.P. Sibarani
                                          PARTNER